Exhibit 10.31

Execution Copy

FOURTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of the 14th day of December, 2009 by and between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (“Quintiles” or the “Company”), and DENNIS B. GILLINGS, Ph.D. (“Gillings”).

WHEREAS, the Company, Gillings, and Pharma Services Holding, Inc. entered into an Executive Employment Agreement dated September 25, 2003 (the “Employment Agreement”), and all of Pharma Services Holding, Inc.’s rights, obligations, and interests in the Employment Agreement were assigned to the Company and assumed by the Company pursuant to an Assignment and Assumption Agreement among the Company, Gillings, and Pharma Services Holding, Inc. dated March 31, 2006;

WHEREAS, the Employment Agreement was further amended by Gillings and the Company on February 1, 2008, November 12, 2008, and December 31, 2008 (the Employment Agreement, as so amended, is referred to as the “Amended Employment Agreement”);

WHEREAS, the Company wishes to reorganize into a holding company, whereby each Company shareholder will receive a share of stock in Quintiles Transnational Holdings Inc. (“Holdings”) for each share of Company stock they hold and the Company will become a wholly-owned subsidiary of Holdings (the “Share Exchange”);

WHEREAS, upon the effective date of the Share Exchange, Gillings’ shares of Company stock will be exchanged for stock in Holdings;

WHEREAS, the Company and Gillings desire to amend the Amended Employment Agreement to reflect the Share Exchange and Gillings’ equity interest in Holdings.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Gillings agree that the Amended Employment Agreement shall be further amended as follows:

1. Section 4(g), Sale of the Company; Qualifying Offering, is deleted in its entirety and the following Section is inserted in lieu thereof:

“(g) Sale of the Company; Qualifying Offering. Upon a “Qualifying Offering,” as defined in the Shareholders Agreement between the Company and certain shareholders, dated January 22, 2008 (the “Shareholders Agreement”) or upon a sale (whether effected pursuant to Section 2.4 of the Shareholders Agreement or by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise), in one transaction or a series of related transactions to a Person or Persons that is not a Shareholder or a Permitted Transferee or Associate (as such terms are defined in the Shareholders Agreement) of any Shareholder or of any Permitted Transferee of any Shareholder pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least seventy-five percent (75%) of the voting power of the Common Stock of Holdings, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into Common Stock, or (ii) of all, or substantially all of the Company’s assets on a consolidated basis (a “Sale of the Company”) if, at least thirty (30) days prior to the consummation thereof, Gillings or the Company (at the direction of a majority of the Board) shall have delivered to the other party a written notice that Gillings’ employment shall not be extended beyond the consummation of such Qualifying Offering or Sale of the Company, as the case may be; or”

2. Section 6(a)(y) is deleted in its entirety and the following inserted in lieu thereof:

“(y) three (3) years following the date Gillings (or any Permitted Transferee thereof (as defined in the Shareholders Agreement)) cease to own any equity interest in Holdings or any of its subsidiaries and”.

3. For clarification purposes, and the avoidance of doubt, Gillings acknowledges and agrees that the Share Exchange did not constitute a Sale of the Company or Qualifying Offering under Section 4(g) of the Amended Employment Agreement, as it existed before and/or after this Fourth Amendment becomes effective.

4. Except as amended hereby, the Amended Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and Gillings in all respects.

5. This Fourth Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures affixed thereto were upon the same instrument.

6. All terms used in this Fourth Amendment shall have the same definitions as used in the Amended Employment Agreement, unless otherwise provided herein. All references to “Amended Employment Agreement” shall include all modifications made by this Fourth Amendment, unless provided otherwise.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ Michael Mortimer
	Name:	Michael Mortimer
	Title:	Executive Vice President, Chief Administrative Officer

DENNIS B. GILLINGS, Ph.D.

/s/ Dennis B. Gillings

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